UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  (X)

Filed by a Party other than the Registrant:  (  )

Check the appropriate box:

( )	Preliminary Proxy Statement
( )	Confidential, for Use of the Commission Only as permitted by Rule 14c-6(e)(2)
( )	Definitive Proxy Statement
(X)	Definitive Additional Materials
( )	Soliciting Material Pursuant to Rule 14a-12

AXA PREMIER VIP TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)	No fee required.
( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

( )	Fee paid previously with preliminary materials:
( )

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AXA Premier VIP Trust

Meeting Date: September 17, 2015

Outbound Greeting:

“Hello is Mr. /Ms.                      available please?”

“Hi Mr. /Ms                     , my name is <Agent Name> and I am calling on behalf of the AXA Premier VIP Trust. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on September 17, 2015 and have not received your vote. ”

Voting:

“Your Fund’s Board recommends that Contractholders vote “FOR” the proposal. Would you like to vote along with the recommendations of the board?”

“Would you like to vote all of your accounts accordingly?”

“Thank you, I am recording your (for, against, abstain) vote. For confirmation purposes, please state your full name.”

“And according to our records, you currently reside in (read city, state, and Zip Code). To ensure we have the correct street address for the confirmation, please state your street address.”

“Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll free number listed on the confirmation.”

“Mr./Ms. (Contractholder’s Last Name), your vote is important and your time is appreciated. Thank you and have a good (day, evening, night).”

If Unsure of voting or does not want to vote along with the recommendation of the Board:

“Would you like me to review the proposal with you?” (After review, ask them if they would like to vote now over the phone).

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If Not Received/Requesting material to be re-mailed:

“I can resend the proxy materials to you, or I can review the proposal with you and record your vote immediately by phone.” (pause for response)

After review, ask them if they would like to vote now over the phone.

“Your Board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendations of the Board?”

If they don’t want proposal reviewed:

“Do you have an email address this can be sent to?” (If yes, enter the email address in the notes and read it back phonetically to the shareholder.)

“Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote.”

If Not Interested:

(Use rebuttal) “I am sorry for the inconvenience. Please be aware that as a Contractholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.”

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